EXECUTION COPY



                                           FIFTH AMENDMENT, dated as of March 5,
                                    1998 to the  Credit  Agreement,  dated as of
                                    December  19, 1995 (as amended  prior to the
                                    date hereof, the "Credit Agreement"),  among
                                                      ----------------
                                    International   Mill   Service,    Inc.,   a
                                    Pennsylvania  corporation (the  "Borrower"),
                                                                     --------
                                    EnviroSource,  Inc., a Delaware  corporation
                                    (the "Parent"),  the several banks and other
                                          ------
                                    financial  institutions parties thereto (the
                                    "Lenders"),     NationsBank,     N.A.,    as
                                     -------
                                    administrative  agent  for the  Lenders  (in
                                    such capacity, the "Administrative  Agent"),
                                                        ---------------------
                                    and Credit Lyonnais New York Branch, the New
                                    York   branch  of  a  banking   organization
                                    organized  under the laws of the Republic of
                                    France,   as   syndication   agent  for  the
                                    Lenders.


         PRELIMINARY STATEMENTS:

         (1) The Borrower has requested that the Lenders agree to make various changes in the Credit Agreement.

         (2) The parties hereto have agreed, subject to the terms and conditions hereof, to grant the requests of the Borrower and to amend the Credit Agreement as provided herein.

         (3) Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement (the Credit Agreement, as amended by, and together with, this Fifth Amendment, and as hereinafter amended, modified, extended or restated from time to time, being called the "Amended Agreement").
            -----------------

         Accordingly, the parties hereto hereby agree as follows:

         SECTION  1.01.  AMENDMENT  TO SECTION  1.1.  Section  1.1 of the Credit
                         --------------------------
Agreement is hereby amended by deleting the definition of "L/C Commitment" and substituting in lieu thereof the following:

                  ""L/C Commitment":  $25,000,000."
                    --------------

         SECTION  1.02.  AMENDMENTS  TO SECTION 3. Section  3.1(b) of the Credit
                         ------------------------
Agreement is hereby amended by deleting subparagraph (i) therefrom in its entirety and substituting in lieu thereof the following:

                  "(i) be denominated in Dollars and shall be either (A) a standby letter of credit issued to support obligations of the Parent or any of its Subsidiaries, as the case may be, contingent or otherwise,

         (I) to provide credit support for workers' compensation, other insurance programs and other corporate purposes, including to support Existing Letters of Credit or (II) for the account of the Parent or any of its Subsidiaries and for the benefit of the regional administrator of the United States Environmental Protection Agency or the state agency responsible for, or having authority over, the waste management facility operated by the Parent or any of its Subsidiaries to provide assurance that funds will be available in the event of closure and/or post-closure care of any waste management facility operated by the Parent or any of its Subsidiaries (any such standby letter of credit described in this clause (A), a "Standby Letter of Credit") or (B) a
                                            -------------------------
         commercial letter of credit issued in respect of the purchase of goods or services by the Parent or any of its Subsidiaries in the ordinary course of business (a "Commercial Letter of Credit");"
                                ---------------------------

         SECTION  1.03.  AMENDMENTS  TO  SECTION 4.  Section  4.16 is amended by
                         -------------------------
deleting clause (c) therefrom and substituting in lieu thereof the following:

                  "(c) Letters of Credit will be used solely to support various financial and other performance obligations of the Parent and its Subsidiaries incurred in the ordinary course of business (including, without limitation, to provide assurance that funds will be available in the event of closure and/or post-closure care of any waste management facility operated by the Parent or any such Subsidiary)."

         SECTION  1.04.  AMENDMENTS  TO SECTION 7. (a) Section 7.1 of the Credit
                         ------------------------
Agreement is hereby amended by deleting subclause (c) in its entirety and substituting the following in lieu thereof:

                  "(c) Debt Service Coverage. Permit the ratio of (i) EBITDA for
                       ---------------------
         the Reference Period with respect to the last day of any fiscal quarter of the Parent referred to below,  plus any income tax refunds  received
                                           ----
         by the Parent and its Subsidiaries  during such Reference Period,  plus
                                                                            ----
         (without duplication) IU Cash Inflows received by the Parent and its Subsidiaries during such Reference Period, less (without duplication)
                                                     ----
         IU Cash Outflows from the Parent and its Subsidiaries during such Reference Period, less Cash Taxes for such Reference Period, less
                             ----                                           ----
         (without   duplication)   Landfill  Permit   Expenditures  during  such
         Reference  Period,   less  Closure  Trust  Fund  Payments  during  such
                              ----
         Reference Period to (ii) Consolidated Interest Expense for such Reference Period, plus scheduled principal payments under Indebtedness
                            ----
         of the Parent and its Subsidiaries for such Reference Period to be less than the ratio set forth below opposite such fiscal quarter:

                  Fiscal Quarter                                       Ratio
                  --------------                                       -----

         Fiscal quarters from and including fourth
         quarter of fiscal 1997 through and including
         third quarter of fiscal 1998                                1.05:1.00

         Fiscal quarters from and including fourth
         quarter of fiscal 1998 through and including
         first quarter of fiscal 1999                                1.45:1.00

         Second quarter of fiscal 1999                               1.75:1.00

         Third quarter of fiscal 1999                                1.85:1.00

         Fourth quarter of fiscal 1999                               1.95:1.00

         First quarter of fiscal 2000 and all fiscal
         quarters thereafter                                         2.00:1.00"


                  (b) Section 7.1 of the Credit Agreement is hereby amended by deleting subclause (d) in its entirety and substituting the following in lieu thereof:


                  "(d)  Debt  to  EBITDA   Ratio.   Permit   the  ratio  of  (i)
                        ------------------------
         Consolidated Total Debt as of the last day of any fiscal quarter of the Parent referred to below to (ii) EBITDA for the Reference Period with respect to such day to be more than the ratio set forth below opposite such fiscal quarter:

                  Fiscal Quarter                                       Ratio
                  --------------                                       -----

         Fourth quarter of fiscal 1997                               5.75:1.00

         First quarter of fiscal 1998                                5.70:1.00

         Second quarter of fiscal 1998                               5.60:1.00

         Third quarter of fiscal 1998                                5.40:1.00

         Fiscal quarters from and including fourth
         quarter of fiscal 1998 through and including
         second quarter of fiscal 1999                               5.00:1.00

         Fiscal quarters from and including third
         quarter of fiscal 1999 through and including
         fourth quarter of fiscal 1999                               4.75:1.00

         First quarter of fiscal 2000 and all fiscal
         quarters thereafter                                         4.50:1.00"

         SECTION  1.05.  REPRESENTATIONS  AND  WARRANTIES.  The  Parent and the
                         --------------------------------
     Borrower hereby represent and warrant to each Lender that:

                  (a) The representations and warranties set forth in Section 4 of the Amended Agreement, and in each other Loan Document, are true and correct in all material respects on and as of the date hereof and on and as of the Fifth Amendment Effective Date (as defined in Section 1.06) with the same effect as if made on and as of the date hereof or the Fifth Amendment Effective Date, as the case may be, except to the extent such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

                  (b) Each of the Loan Parties is in compliance with all the terms and conditions of the Amended Agreement and the other Loan Documents on its part to be observed or performed and no Default or Event of Default has occurred or is continuing.

                  (c) The execution, delivery and performance by each of the Borrower and the Parent of this Fifth Amendment have been duly authorized by such party.

                  (d) This Fifth Amendment constitutes the legal, valid and binding obligation of each of the Borrower and the Parent, enforceable against it in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally.

                  (e) The execution, delivery and performance by each of the Borrower and the Parent of this Fifth Amendment (i) do not conflict with or violate (A) any provision of law, statute, rule or regulation, or of the certificate of incorporation or by-laws of the Borrower or the Parent, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or the Parent is a party or by which it or any of its property may be bound and (ii) do not require any consents under, result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement or instrument.

         SECTION  1.06.   EFFECTIVENESS.   This  Fifth  Amendment  shall  become
                          -------------
effective only upon satisfaction of the following conditions precedent on or prior to March 5, 1998 (the first date upon which each such condition ha been satisfied being herein called the "Fifth Amendment Effective Date"):

                  (a) The Administrative Agent shall have received duly executed counterparts of this Fifth Amendment which, when taken together, bear the authorized signatures of the Borrower, the Parent and the Required Lenders.

                  (b)  (i) The  representations  and  warranties  set  forth  in
         Section 1.05 shall be true and correct on and as of the Fifth Amendment

         Effective Date, (ii) no Default or Event of Default has occurred or is continuing and (iii) there shall not be any action pending or any judgment, order or decree in effect which is likely to restrain, prevent or impose materially adverse conditions upon performance by any Loan Party of its obligations under the Loan Documents.

                  (c) The Borrower shall have paid in full all fees and reasonable expenses payable as of the Fifth Amendment Effective Date in connection with the Amended Agreement and the other Loan Documents and shall have paid an amendment fee of $62,500, which amendment fee shall be distributed to the Lenders pro rata in accordance with their Revolving Credit Commitments.

                  (d) The Administrative Agent shall have received from each of the Guarantors duly executed Consents, in the form attached hereto as Exhibit A, which bear the authorized signatures of such Guarantors.
         ---------

                  (e) The Administrative Agent shall have received an opinion of counsel to the Borrower, the Parent and the other Loan Parties in form and substance satisfactory to the Administrative Agent.

                  (f) The Administrative Agent shall have received such other documents, legal opinions, instruments and certificates as it shall reasonably request and such other documents, legal opinions,
         instruments  and  certificates   shall  be  satisfactory  in  form  and
         substance to the Administrative Agent and its counsel. All corporate and other proceedings taken or to be taken in connection with this Fifth Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Administrative Agent and its counsel.

         SECTION  1.07.  APPLICABLE  LAW.  THIS FIFTH  AMENDMENT  SHALL BE
                         ---------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE  LAWS  OF  THE  STATE  OF NEW
YORK.

         SECTION  1.08.   Expenses.   The  Borrower  shall  pay  all  reasonable
                          --------
out-of-pocket expenses incurred by the Agents in connection with the preparation, negotiation, execution and delivery and the Agents' and the Lenders' enforcement of this Fifth Amendment, including, but not limited to, the reasonable fees and disbursements of counsel. The agreements set forth in this
Section 1.08 shall survive the termination of this Fifth Amendment and the Amended Agreement.

         SECTION 1.09.  Counterparts.  This Fifth  Amendment may be executed  in
                        ------------
any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

         SECTION 1.10. Reference to and Effect on the Loan Documents. (a) On and
                       ---------------------------------------------
after the Fifth Amendment Effective Date, each reference in the Amended Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Agreement as amended by this Fifth Amendment.

                  (b) Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Amended Agreement specifically referred to by such amendment. Except as specifically amended above, the Amended Agreement and the Revolving Credit Notes, and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

                  (c) Except as specifically provided above, the execution, delivery and effectiveness of this Fifth Amendment shall not operate as a waiver of any right, power or remedy of any Lender, any Agent or any Secured Party under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

         IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed by their duly authorized officers, all as of the date first above written.


                                          INTERNATIONAL MILL SERVICE, INC.


                                          By: /s/William B. Davis
                                              ----------------------------------
                                             Title: Vice President & Treasurer
                                                    ----------------------------


                                          ENVIROSOURCE, INC.


                                          By: /s/William B. Davis
                                              ----------------------------------
                                             Title: Vice President & Treasurer
                                                    ----------------------------


                                          NATIONSBANK,  N.A., as  Administrative
                                          Agent, as Issuing Lender, as Swingline
                                          Lender and as a Lender


                                          By: /s/Thomas J. Kane
                                              ----------------------------------
                                             Title: Vice President
                                                    ----------------------------


                                          CREDIT LYONNAIS  NEW  YORK  BRANCH, as
                                          Syndication  Agent and  as a Lender


                                          By: /s/Attila Koc
                                              ----------------------------------
                                             Title: First Vice President
                                                    ----------------------------


                                          BANQUE PARIBAS, as a Lender


                                          By: /s/Christopher S. Goodwin
                                              ----------------------------------
                                             Title: Director
                                                    ----------------------------

                                          By: /s/Deanna C. Walker
                                              ----------------------------------
                                             Title: Assistant Vice President
                                                    ----------------------------

                                          ROYAL BANK OF CANADA, as a Lender


                                          By: /s/Steven Yoon
                                              ----------------------------------
                                             Title: Senior Manager
                                                    ----------------------------

                                                                       EXHIBIT A


                                     CONSENT

                            Dated as of March __, 1998


         Each of the undersigned, as a Guarantor under one of the Guarantees, dated as of December 19, 1995 (each, a "Guarantee") in favor of the Agent for
                                          ---------
the Lenders parties to the Credit Agreement referred to in the foregoing Fifth Amendment, hereby consents to the Fifth Amendment and hereby confirms and agrees that (i) the Guarantee to which such Guarantor is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of, the Fifth Amendment, each reference in such Guarantee to the Loan Documents or any thereof, "thereunder", "thereof" or words of like import shall mean and be a reference to the Loan Documents or such Loan Document as amended prior to the date of and by the Fifth Amendment and (ii) the Security Documents (as defined in the Credit Agreement referred to in the foregoing Fifth Amendment) to which such Guarantor is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations (as defined therein).


                                            IMS STEEL SERVICES, INC.



                                            By:
                                                --------------------------------
                                               Title:
                                                      --------------------------


                                              CONVERSION SYSTEMS, INC.



                                              By:
                                                  ------------------------------
                                               Title:
                                                      --------------------------

                                              ENVIROSOURCE CONTRACT SERVICES,
                                                INC.



                                              By:
                                                  ------------------------------
                                               Title:
                                                      --------------------------


                                              ENVIROSOURCE MANAGEMENT CORP.



                                              By:
                                                  ------------------------------
                                               Title:
                                                      --------------------------


                                              ENVIROSOURCE TECHNICAL SERVICES,
                                                INC.



                                              By:
                                                  ------------------------------
                                               Title:
                                                      --------------------------

                                              ENVIROSAFE SERVICES OF IDAHO, INC.



                                              By:
                                                  ------------------------------
                                               Title:
                                                      --------------------------


                                              ENVIROSAFE SERVICES OF NORTH
                                                AMERICA, INC.



                                              By:
                                                  ------------------------------
                                               Title:
                                                      --------------------------


                                              ENVIROSAFE SERVICES OF OHIO, INC.



                                              By:
                                                  ------------------------------
                                               Title:
                                                      --------------------------

                                              ENVIROSAFE SERVICES OF TEXAS, INC.



                                              By:
                                                  ------------------------------
                                               Title:
                                                      --------------------------


                                              ENVIROSOURCE CORP.



                                             By:
                                                 -------------------------------
                                               Title:
                                                      --------------------------

                                              ENVIROSOURCE TECHNOLOGIES, INC.



                                              By:
                                                  ------------------------------
                                               Title:
                                                      --------------------------

                                              ETDS, INC.



                                             By:
                                                 -------------------------------
                                               Title:
                                                      --------------------------

                                              FOX HUNT FARMS, INC.



                                              By:
                                                  ------------------------------
                                               Title:
                                                      --------------------------


                                              IU INTERNATIONAL CORPORATION



                                             By:
                                                  ------------------------------
                                               Title:
                                                      --------------------------


                                              IU NORTH AMERICA FINANCE, INC.



                                              By:
                                                  ------------------------------
                                               Title:
                                                      --------------------------


                                              IU NORTH AMERICA, INC.



                                              By:
                                                  ------------------------------
                                               Title:
                                                      --------------------------



                                              MARCUS HOOK PROCESSING, INC.



                                              By:
                                                  ------------------------------
                                               Title:
                                                      --------------------------


                                              McGRAW CONSTRUCTION COMPANY, INC.



                                              By:
                                                  ------------------------------
                                               Title:
                                                      --------------------------


                                              NEOAX INVESTMENT CORP.



                                              By:
                                                  ------------------------------
                                               Title:
                                                      --------------------------

                                              NOSROC CORP.



                                              By:
                                                  ------------------------------
                                               Title:
                                                      --------------------------


                                              SONCOR CORP.



                                              By:
                                                  ------------------------------
                                               Title:
                                                      --------------------------


                                              IMS WAYLITE, INC.



                                              By:
                                                  ------------------------------
                                               Title:
                                                      --------------------------